Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

•	Affinion Group, Inc. (DE)

•	Affinion Net Patents, Inc. (DE)

•	Affinion Group, LLC (DE)

•	Affinion Developments, LLC (DE)

•	Affinion PD Holdings, Inc. (DE)

•	Affinion Benefits Group, LLC (DE)

•	Affinion Data Services, Inc. (DE)

•	Affinion Investments, LLC (DE)

•	Affinion Publishing, LLC. (DE)

•	CCAA Corporation (DE)

•	Long Term Preferred Care, Inc. (TN)

•	Trilegiant Corporation (DE)

•	Cardwell Agency Inc. (VA)

•	SafeCard Services Insurance Company (ND)

•	Trilegiant Insurance Services, Inc. (DE)

•	Connexions Loyalty, Inc. (f/k/a Affinion Loyalty Group, Inc.) (DE)

•	Affinion Investments II, LLC (f/k/a Connexions Loyalty, LLC) (DE)

•	Connexions Loyalty Acquisition, LLC (f/k/a Affinion Loyalty Acquisition, LLC) (DE)

•	Loyalty Travel Agency LLC (DE)

•	Connexions Loyalty Travel Solutions LLC (DE)

•	Connexions Loyalty Travel S.A.S. (Colombia)

•	International Travel Fulfillment LLC (DE)

•	Trilegiant Retail Services, Inc. (DE)

•	Trilegiant Auto Services, Inc. (WY)

•	Travelers Advantage Services, LLC (f/k/a Travelers Advantage Services, Inc.) (DE)

•	WatchGuard Registration Services, Inc. (IN)

•	CUC Asia Holdings (DE Partnership)

•	Global Protection Solutions, LLC (DE)

•	Webloyalty Holdings, Inc. (DE)

•	Webloyalty.com, Inc. (DE)

•	Lift Media, LLC (DE)

•	Propp Corp. (IL)

•	Connexions SMV, LLC (DE)

•	Connexions SM Ventures, LLC (f/k/a SkyMall Ventures, LLC) (NV)

•	Affinion Brazil Holdings I, LLC (DE)

•	Affinion Brazil Holdings II, LLC (DE)

•	BreakFive, LLC (DE)

•	CX Loyalty Pte Ltd (Singapore)

•	Connexions Loyalty Travel Solutions, LLC Branch Office (Czech Republic)

•	Connexions Loyalty Travel Limited (Hong Kong)

•	Affinion International Servicos de Fidelidade e Corretora de Seguras LTDA (Brazil)

•	Arobase S.r.l. (Italy) (72% owned)

•	Affinion International Holdings Limited (UK)

•	Affinion International Limited (UK)

•	Bassae Holding B.V. (The Netherlands)

•	Affinion International Assurances SARL (France)

•	Affinion International Voyages SARL (France)

•	Affinion International B.V. (The Netherlands)

•	Affinion International S.r.1. (Italy)

•	Affinion International Holding S.r.l. (Italy)

•	Affinion International Insurance Broker S.r.l. (Italy)

•	Affinion International, S.L. Sociedad Unipersonal (Spain)

•	Affinion International Holdco (Proprietary) Limited (South Africa)

•	Cims South Africa (Proprietary) Limited (South Africa) (51% owned)

•	Affinion International Travel Holdco Limited (UK)

•	Affinion International Travel Limited (UK)

•	Affinion International Travel BVBA (Belgium)

•	Affinion International Travel Limited (Ireland)

•	PTG Professional Travel GmbH (Germany)

•	Affinion International OY AB (Finland)

•	Affinion International AS (Norway)

•	Affinion International AB (Sweden)

•	Affinion International ApS (Denmark)

•	Affinion International GmbH (Germany)

•	Loyaltybuild Limited (Ireland) (has a French Branch)

•	Cims Limited (UK) (non-trading)

•	Entertainment Publications Limited (UK)

•	Entertainment Publications of Argentina, S.A. (Argentina) INACTIVE — (local)

•	Entertainment Publications de Mexico, S.A. de C.V. (Mexico) INACTIVE — (local)

•	Credit Card Sentinel Ltd. (UK)

•	Credit Card Sentinel Sweden AB (Sweden)

•	TZM Limited (New Zealand) — (local)

•	Lapback AS (Norway) (minority ownership of 20.09%)

•	Webloyalty International Limited (UK)

•	WL France SAS (France)

•	Webloyalty International Sarl (Switzerland)

•	Webloyalty Holdings Cooperatief U.A. (The Netherlands)

•	Webloyalty International S.L. (Spain)

•	Webloyalty International S.r.1. (Italy)

•	Loyalty Ventures Limited (UK)

•	Affinion Suscripcion SL (Spain)

•	Bassae Bireysel Ürünler Satiş ce Pazarlama A.S. (Turkey) (known as “back-up”) (90% owned)

•	Bofis Turizm ve Ticaret A.S. (Turkey) (known as “Travel”) (99.999% owned)

•	Affinion Mobile Solutions Proprietary Limited (South Africa) (51% owned by CIMS S.A.)

•	Webloyalty Turkey Elektronik Hizmetler Ve Ticaret Limited Şirketi (Turkey)

•	Webloyalty International Pty Ltd (Australia)

•	Webloyalty International Mexico, S. de R.L. de C.V. (Mexico)